Exhibit 10.11

Dated as of January 23, 2007

Stoneleigh Partners Acquisition Corp.
555 Fifth Avenue
New York, New York 10017

HCFP/Brenner Securities LLC
888 Seventh Avenue, 17th Floor
New York, New York 10106

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned senior advisor and security holder of Stoneleigh Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embark on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1.  The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Securities (each a “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2.  The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

3.  Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

4.  Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

Stoneleigh Partners Acquisition Corp.
As of January 23, 2007

5.  The undersigned agrees not to sell any of his Insider Securities until the Company’s completion of a Business Combination.

6.  The undersigned agrees to be senior advisor of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)  he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)  he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)  he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.  The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as senior advisor to the Company.

8.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. Brenner shall only use such Information for the limited purpose of reviewing the history and background of the undersigned in connection with his position as senior advisor or securityholder of the Company and shall keep such Information confidential and shall use its best efforts to cause any of its employees and other authorized persons, who have access to such Information, to observe the same restrictions described herein.

Stoneleigh Partners Acquisition Corp.
As of January 23, 2007

9.  As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors, senior advisors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company's prospectus relating to the IPO.

Brian Kaufman
Print Name of Insider

Signature

Stoneleigh Partners Acquisition Corp.
As of January 23, 2007

EXHIBIT A

Jonathan Davidson has been our Senior Advisor since January 2007. Since November 2004, Mr. Davidson has been a Director of Centinela Freeman Holdings, Inc. In July 2003, Mr. Davidson co-founded Westridge Capital LLC and has served as a Managing Member since inception. From September 2003 to September 2004, Mr. Davidson also served as a Vice President of PLM International. From 1996 to July 2003, Mr. Davidson served as a Managing Director of Digital Coast Partners (now known as Montgomery & Co.) where he managed the Business and Consumer Services Group. From 1994 to 1996, Mr. Davidson was a founder and the Chief Financial Officer of Screenz, L.L.C., the developer of ScreenzNet, a private online service. From 1987 to 1994, Mr. Davidson served as a Vice President of Chemical Securities (now known as JPMorgan Chase), where he provided corporate finance and merger and acquisition advisory services. Mr. Davidson received a B.A. and an M.B.A. from the University of California at Los Angeles.

Stoneleigh Partners Acquisition Corp.
As of January 23, 2007

EXHIBIT B

Intentionally Omitted